                                                                     EXHIBIT 11

                         MARSHALL & ILSLEY CORPORATION
                  COMPUTATION OF NET INCOME PER COMMON SHARE
                        ($000'S, EXCEPT PER SHARE DATA)

                                               1996        1995        1994
                                            ----------- ----------- -----------
PRIMARY:
Weighted average common shares outstanding
 during each year.........................   91,874,886  93,697,513  94,850,595
Incremental shares relating to:
  Conversion of preferred stock...........    5,277,168   3,832,957   3,095,181
  Dilutive stock options outstanding at
   end of each year and exercised during
   each year(1)...........................    1,330,371   1,226,577   1,474,294
                                            ----------- ----------- -----------
Average number of common and common
 equivalent shares for primary net income
 per share................................   98,482,425  98,757,047  99,420,070
                                            =========== =========== ===========
FULLY DILUTED:
Weighted average common shares outstanding
 during each year.........................   91,874,886  93,697,513  94,850,595
Incremental shares relating to:
  Conversion of preferred stock...........    5,277,168   3,832,957   3,095,181
  Dilutive stock options outstanding at
   end of each year and exercised during
   each year(2)...........................    1,645,010   1,580,124   1,523,584
  Conversion of convertible notes.........    2,400,017   3,844,229   4,582,005
                                            ----------- ----------- -----------
Average number of common and common
 equivalent shares for fully diluted net
 income per share.........................  101,197,081 102,954,823 104,051,365
                                            =========== =========== ===========

PRIMARY:
Income before extraordinary items................... $203,430 $193,299 $ 94,398
Extraordinary items, net of income taxes............      --       --    11,542
                                                     -------- -------- --------
Net income applicable to common shares.............. $203,430 $193,299 $105,940
                                                     ======== ======== ========
FULLY DILUTED:
Income before extraordinary items................... $203,430 $193,299 $ 94,398
  Add: interest expense, less income tax effect on
   convertible notes................................    1,162    1,859    2,047
                                                     -------- -------- --------
                                                      204,592  195,158   96,445
Extraordinary items, net of income taxes............      --       --    11,542
                                                     -------- -------- --------
Net income applicable to common shares.............. $204,592 $195,158 $107,987
                                                     ======== ======== ========
PER COMMON SHARE AMOUNTS:
Primary:
  Income before extraordinary items................. $   2.07 $   1.96 $   0.95
  Extraordinary items...............................      --       --       .12
                                                     -------- -------- --------
Net income.......................................... $   2.07 $   1.96 $   1.07
                                                     ======== ======== ========
Fully diluted:
  Income before extraordinary items................. $   2.02 $   1.90 $   0.93
  Extraordinary items...............................      --       --       .11
                                                     -------- -------- --------
Net income.......................................... $   2.02 $   1.90 $   1.04
                                                     ======== ======== ========

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(1) Based on treasury stock method using average market price.
(2) Based on treasury stock method using year-end market price, if higher than average market price for options outstanding at end of each year and market price at date of exercise for options exercised during each year.